UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.02    Unregistered Sales of Equity Securities.

On May 25, 2018, Pandora Media, Inc. ("Pandora") issued 9,691,965 shares (the "Shares") of Pandora Common Stock in reliance on the exemption from registration found in Section 3(a)(10) under the Securities Act of 1933, as amended, in connection with the acquisition of AdsWizz Inc. (the "Company") through the merger of a wholly-owned subsidiary of Pandora, with and into the Company, with the Company continuing as the surviving corporation and wholly-owned subsidiary of Pandora (the "Merger"). In connection with acquiring all of the outstanding equity securities of the Company in the Merger, Pandora issued the Shares, assumed certain stock options, made cash payments of up to approximately $73.9 million (including expenses and certain deferred payment obligations) and may be required to make an additional cash payment of $5 million dependent on achievement of certain business milestones.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: June 1, 2018	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary